Exhibit 99.1

BioDelivery Sciences Announces Issuance of Patent in Canada

Extending Exclusivity for the BEMA Technology to 2027

Covering ONSOLIS and BEMA Buprenorphine

RALEIGH, N.C., March 21, 2011 – BioDelivery Sciences International, Inc. (Nasdaq: BDSI) announced the issuance of a patent extending the exclusivity of the BioErodible MucoAdhesive (BEMA) drug delivery technology in Canada from 2017 to 2027. The patent was been reviewed by the Office of Patented Medicines for listing in the Canadian Patent Register and was found eligible for listing.

BEMA is BDSI’s core drug delivery technology and the basis for its first commercialized product, ONSOLIS, as well as for BEMA Buprenorphine, which is currently in Phase 3 clinical development in the U.S. for the treatment of moderate to severe chronic pain. Canadian Patent No. 2,658,585 provides additional exclusivity relating to formulation characteristics for enhanced drug absorption from the BEMA drug delivery technology. This patent provides additional patent protection for ONSOLIS, BEMA Buprenorphine and BEMA Buprenorphine/Naloxone, a potential treatment for opioid dependence.

ONSOLIS has been approved by regulatory authorities in Canada and will be marketed by Meda Valeant Pharma Canada Inc., a joint venture between BDSI’s commercial partner Meda, and Valeant Canada Limited.

About BioDelivery Sciences International

BioDelivery Sciences International (NASDAQ: BDSI) is a specialty pharmaceutical company that is leveraging its novel and proprietary patented drug delivery technologies to develop and commercialize, either on its own or in partnerships with third parties, new applications of proven therapeutics. BDSI is focusing on developing products to meet unmet patient needs in the areas of pain management and oncology supportive care. BDSI’s pain franchise currently consists of two products utilizing the patented BEMA technology. ONSOLIS (fentanyl buccal soluble film) is approved in the U.S., Canada, and the EU (where it will be marketed as BREAKYL), for the management of breakthrough pain in opioid tolerant, adult patients with cancer. The commercial rights are licensed to Meda for all territories worldwide except for Taiwan (licensed to TTY Biopharm) and South Korea (licensed to Kunwha Pharmaceutical Co.). BDSI’s second pain product, BEMA Buprenorphine, is being developed for the treatment of moderate to severe chronic pain and is in development in a high dose formulation for the treatment of opioid dependence. Additional product candidates are being developed utilizing the BEMA technology for conditions such as nausea/vomiting (BEMA Granisetron) and migraine (BEMA “Triptan”). BDSI’s headquarters is located in Raleigh, North Carolina. For more information, visit www.bdsi.com.

BDSI® and BEMA® are registered trademarks of BioDelivery Sciences International, Inc. ONSOLIS® is a registered trademark of Meda Pharmaceuticals, Inc. BREAKYL is registered trademark of Meda Pharma GmbH & Co. KG.

Cautionary Note on Forward-Looking Statements

This press release and the statements of representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results, including results relating to BDSI’s intellectual property and product candidates, may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publically update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact

Al Medwar

Vice President, Marketing and Corporate Development

BioDelivery Sciences International, Inc.

919-582-9050

amedwar@bdsi.com